. . . OceanFirst Financial Corp. December Update December 4, 2020 . . . Exhibit 99.1

. . . Forward Looking Statements In addition to historical information, this presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to the following: changes in interest rates, general economic conditions, public health crises (such as the governmental, social and economic effects of the novel coronavirus), levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines, the Bank’s ability to successfully integrate acquired operations and the other risks described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation is not an offer to sell securities, nor is it a solicitation of an offer to buy securities in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of the presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. D E C E M B E R U P D A T E 2D E C E M B E R | 2 0 2 0 . . .

. . . 3 D E C E M B E R | 2 0 2 0 . . . D E C E M B E R U P D A T E Current Forbearances (December 1, 2020) Commercial (Full1) $8M 0.1% of portfolio Consumer $40M 0.5% of portfolio Total $48M 0.6% of portfolio Highest Risk Loans Liquidated: NY $30M settled in October: 84% recovery NJ/PA $49M settled in November: 80% recovery2 The forbearance portfolios are expected to be immaterial as of December 31, 2020. Going forward, credit metrics will be traditional (Delinquent, TDR, Non-Accrual, etc.) 1 Full forbearance excludes $103M making Interest Only (I/O) payments. 2 $2M of loans expected to settle in December with 100% recovery Forbearance Summary

. . . 0 200 400 600 800 1,000 1,200 1,400 Peak Requests (with Customer Commitment) 8/31/2020 10/23/2020 12/1/2020 $ M il li o n s Commercial Forbearance Trend From Peak to Remaining on Full Deferral Resume Full Payment Undecided Improve to Interest Only Remaining on Full Deferral D E C E M B E R U P D A T E Commercial Forbearance Portfolio 4 % of Total Commercial Portfolio 22.1% 6.8% 1.7% 0.2% $8M remains on full payment deferral Down 91% from peak forbearance requests as of December 1, 2020.1 $1.2B $381M $88M $8M . . . D E C E M B E R | 2 0 2 0 1This percentage includes interest only forbearance requests

. . . D E C E M B E R U P D A T E 5 Consumer Forbearance Portfolio % of Total Consumer Portfolio 11.8% 7.1% 4.2% 1.4% $329M $206M $122M $40M - 50 100 150 200 250 300 350 Peak 8/31/2020 10/23/2020 12/1/2020 $ M il li o n s Consumer Loans on Full Forbearance 88% decrease from peak Of the peak forbearance pool, $289M for which the deferral period ended by December 1, 2020 are now current or paid off and $16M requested a 3rd 90-day deferral. D E C E M B E R | 2 0 2 0 . . .

. . . 6 . . . D E C E M B E R U P D A T E • Weighted average coupon on the repaid debt was 1.63% • Maturities ranged from 1.1 years to 6.3 years • Termination payments were $12.7M • Earn back period is 2.8 years $344M of advances were repaid in late November and December Benefits Include: • 15 bps improvement to net interest margin • 18 bps increase to tier 1 leverage ratio Benefits Include: D E C E M B E R | 2 0 2 0 Federal Home Loan Bank (FHLB) Advance Paydowns

. . . Investor Relations Inquiries Jill A. Hewitt Senior Vice President, Director of Investor Relations & Corporate Communications jhewitt@oceanfirst.com (732) 240-4500, ext. 7513 7 . . .